Exhibit 99.1

ORIC® Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Clinical and Operational Updates

Announced completion of dose exploration portion of ORIC-944 Phase 1b clinical trial and presented data that continues to demonstrate potential best-in-class efficacy and safety

Bolstered leadership team with the appointment of Kevin Brodbeck, PhD, as Chief Technical Officer to further support ORIC’s transition to potential late-stage development

Cash and investments of approximately $413 million expected to provide runway into 2H 2028 and beyond anticipated primary endpoint readouts from first Phase 3 trials for ORIC-944 and enozertinib (ORIC-114)

Expects to report four clinical data readouts across ORIC-944 and enozertinib (ORIC-114) programs through mid-2026, ahead of potential initiation of registrational trials for both programs in 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – November 13, 2025 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and provided clinical and operational updates for the quarter ended September 30, 2025.

“In the first nine months of 2025, we continued to advance toward the potential initiation of Phase 3 trials for ORIC-944 in prostate cancer and enozertinib in lung cancer. The ORIC-944 Phase 1b data announced today further support its potential best-in-class efficacy and safety profile, and we look forward to sharing clinical data for enozertinib later this year that will highlight its best-in-class potential,” said Jacob M. Chacko, M.D., president and chief executive officer. “Backed by compelling clinical data and a strong cash position, we remain focused on rapidly advancing these programs to registrational studies and, ultimately, commercialization.”

Third Quarter 2025 and Other Recent Highlights

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Announced the completion of the dose exploration portion of the Phase 1b trial and the selection of provisional recommended Phase 2 doses (RP2Ds) of ORIC-944 to be tested in combination with the approved doses of darolutamide and apalutamide in the dose optimization portion of the Phase 1b trial: 400 mg and 600 mg once daily of ORIC-944 in combination with 600 mg twice daily of darolutamide; and 600 mg, 800 mg and 1,200 mg once daily of ORIC-944 in combination with 240 mg once daily of apalutamide.
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Reported preliminary efficacy and safety data from the Phase 1b dose exploration trial of ORIC-944 in combination with androgen receptor (AR) inhibitors in 20 patients with metastatic castration-resistant prostate cancer (mCRPC), which includes 17 patients previously reported in May 2025. Circulating tumor DNA (ctDNA) was assessed for 17 patients with mCRPC who had available ctDNA samples and evidence of ctDNA at baseline prior to study entry. The data reported as of September 22, 2025 demonstrated:
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PSA responses and ctDNA reductions across all ORIC-944 dose levels and at comparable rates in combination with apalutamide or with darolutamide.
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Broad and deep PSA responses, with 55% of patients (11/20) achieving a PSA50 response (confirmed in 40%), and 20% of patients (4/20) achieving a PSA90 response (all confirmed).
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Rapid and deep ctDNA responses across a breadth of AR mutations and other gene alterations, with 76% (13/17) achieving > 50% ctDNA reduction, and 59% (10/17) achieving ctDNA clearance, which is greater than clearance rates observed in precedent trials with standard of care agents in comparable mCRPC patient populations.
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Both combination regimens demonstrated a safety profile compatible with long-term dosing, with the vast majority of treatment-related adverse events (TRAEs) Grade 1 or 2 in severity and consistent with PRC2 and AR inhibition. Only one patient experienced a Grade 3 TRAE, and there were no Grade 4 or Grade 5 AEs attributed to ORIC-944, apalutamide or darolutamide.
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Presented two posters at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics. In castration-sensitive prostate cancer models, ORIC-944 combined with AR inhibition synergistically suppressed tumor growth, extended survival, and prolonged response duration by limiting cellular plasticity and delaying tumor adaptation. In KRAS G12C-mutant NSCLC and colorectal cancer models, ORIC-944 plus KRAS inhibition improved efficacy and progression-free survival, suggesting PRC2 inhibition may deepen and extend responses by preventing or delaying resistance to KRAS inhibitors.

Enozertinib: a brain-penetrant inhibitor that selectively targets EGFR exon 20, EGFR atypical, and HER2 exon 20 mutations

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The World Health Organization International Nonproprietary Names (INN) expert committee approved “enozertinib” as the nonproprietary (generic) name for ORIC-114.
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Announced publication in Cancer Research, a journal of the American Association for Cancer Research, detailing preclinical data demonstrating enozertinib’s exquisite selectivity, strong potency, brain-penetrance, and anti-tumor activity across a broad range of EGFR atypical mutant models, including intracranial lung cancer xenografts.
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Continue to enroll Phase 1b trial of enozertinib as a single-agent in patients with advanced NSCLC with EGFR exon 20, EGFR atypical, and HER2 exon 20 mutations, including patients with CNS metastases that are either treated or untreated but asymptomatic, across our 1L expansion cohorts; 2L+ dose optimization cohorts now fully enrolled.
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Continue to enroll Phase 1b trial of enozertinib in combination with subcutaneous (SC) amivantamab in 1L NSCLC patients with EGFR exon 20 mutations.

Corporate Highlights:

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Announced the appointment of Kevin Brodbeck, PhD, to the newly established role of Chief Technical Officer (CTO).

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As previously disclosed, the company raised $108.7 million in net proceeds under the ATM (at-the-market) program in the third quarter, including participation from healthcare specialist funds.

Anticipated Program Milestones:

ORIC anticipates the following upcoming data milestones:

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ORIC-944 (mCRPC):
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1Q 2026: Combination dose optimization data with AR inhibitor(s)
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Enozertinib (NSCLC):
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December 2025: 1L EGFR exon 20, 2L EGFR exon 20, 2L+ EGFR atypical, and 2L+ HER2 exon 20 data to be presented at ESMO Asia 2025
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Mid-2026: 1L EGFR atypical data and 1L EGFR exon 20 combination with SC amivantamab data

Third Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $413.0 million as of September 30, 2025, which includes proceeds from the $125.0 million private placement financing in May 2025 and $117.6 million in net proceeds raised during the year under the ATM program. The company expects its cash and investments to fund the operating plan into 2H 2028.

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R&D Expenses: Research and development (R&D) expenses were $28.8 million for the three months ended September 30, 2025, compared to $31.2 million for the three months ended September 30, 2024, a decrease of $2.4 million. The decrease was due to lower ORIC-944 drug manufacturing costs and lower costs from discontinued programs, offset by higher personnel costs, including additional non-cash stock-based compensation, and costs related to the advancement of enozertinib. For the nine months ended September 30, 2025, R&D expenses were $84.0 million, compared to $82.1 million for the nine months ended September 30, 2024, an increase of $1.9 million. The increase was due to higher personnel costs, including additional non-cash stock-based compensation, and costs related to the advancement of enozertinib, offset by lower ORIC-944 drug manufacturing costs and lower costs from discontinued programs.

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G&A Expenses: General and administrative (G&A) expenses were $7.9 million for the three months ended September 30, 2025, compared to $7.1 million for the three months ended September 30, 2024, an increase of $0.8 million. For the nine months ended September 30, 2025, G&A expenses were $24.5 million, compared to $21.2 million for the nine months ended September 30, 2024, an increase of $3.3 million. The increases were primarily due to higher personnel costs and professional services, including additional non-cash stock-based compensation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) enozertinib (ORIC-114), a brain-penetrant inhibitor that selectively targets EGFR exon 20, EGFR atypical, and HER2 exon 20 mutations, being developed across multiple genetically defined cancers. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the continued clinical development of ORIC-944 and enozertinib (ORIC-114); the potential advantages of ORIC-944 and enozertinib; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; statements regarding the potential best-in-class properties of ORIC-944 and enozertinib; the development plans and timelines for ORIC-944 and enozertinib; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational trials; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-944, enozertinib or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the SEC) on November 13, 2025, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$287,140	$255,960
Prepaid expenses and other current assets	8,454	6,290
Total current assets	295,594	262,250

Long-term investments	125,908	—
Property and equipment, net	2,559	2,924
Other assets	7,131	8,968
Total assets	$431,192	$274,142

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,900	$1,548
Accrued liabilities	17,279	23,298
Total current liabilities	20,179	24,846

Other long-term liabilities	4,094	6,174
Total liabilities	24,273	31,020

Total stockholders' equity	406,919	243,122
Total liabilities and stockholders' equity	$431,192	$274,142

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$28,773	$31,202	$83,962	$82,102
General and administrative	7,898	7,116	24,491	21,223
Total operating expenses	36,671	38,318	108,453	103,325
Loss from operations	(36,671)	(38,318)	(108,453)	(103,325)

Other income, net	4,084	3,752	9,490	11,785
Net loss	$(32,587)	$(34,566)	$(98,963)	$(91,540)
Other comprehensive income:
Unrealized gain on investments	428	978	236	464
Comprehensive loss	$(32,159)	$(33,588)	$(98,727)	$(91,076)
Net loss per share, basic and diluted	$(0.33)	$(0.49)	$(1.20)	$(1.32)
Weighted-average shares outstanding, basic and diluted	98,953,331	70,542,684	82,808,969	69,417,672